SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2011

UNIVERSAL ELECTRONICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6101 Gateway Drive

Cypress, California 90630

(Address of principal executive offices, with Zip Code)

(714) 820-1000

(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders	3

This Current Report on Form 8-K/A (the “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed June 17, 2011 (the “Original Filing”), in which Universal Electronics Inc. (the “Company”) reported voting results for its Annual Meeting of Shareholders held on June 9, 2011, including the voting results for both the Company’s advisory vote to approve the compensation of the Company’s executive officers and the Company’s advisory vote on the frequency of future advisory votes on executive compensation (the “Frequency Proposal”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 17, 2011, the Company reported in the Original Filing that a majority of the votes cast on the Frequency Proposal were cast in favor of conducting advisory votes on executive compensation annually. The Company’s Board of Directors has determined that the Company will conduct advisory votes to approve the compensation of the Company’s executive officers on an annual basis. Accordingly, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next shareholder vote on the frequency of such votes is held, which will be no later than the Company’s 2017 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: March 14, 2012	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer
(Principal Financial Officer)